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Assn. No.  B.O. No.  CIF No.     SECURITY AGREEMENT
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   53        70     1929535
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1.   GRANT OF SECURITY INTEREST. For value received, the undersigned Debtor, whether one or more, grants to Agstar Financial Services, PCA ("Secured
                                    ------------------------------
     Party"), whose address is 1921 Premier Drive Mankato, Minnesota 58001, a
                               -------------------------------------------
     security interest in all of the Debtor's rights, title, and interest in the property described in Section 2, including all rights to transfer an interest in the Collateral ("Collateral"), to secure the payment and performance of the obligations described in Section 3 ("Obligations").
2. COLLATERAL DESCRIPTION. The Collateral is the property described in one or more Exhibits to this Agreement which are by this reference incorporated into this Agreement.
3. OBLIGATIONS SECURED. "Obligations" means: (a) all existing and future loans, advances, indebtedness and payment and performance obligations owed or owing to Secured Party arising out of existing or future credit granted by Secured Party to Debtor (or any of them, if more than one), to Debtor and another, to another guaranteed or endorsed by Debtor, or to another designated by Debtor, whether direct or indirect, absolute or contingent, including both consumer and commercial credit, and both long-term and short-term credit; and (b) all existing and future payment and performance obligations of Debtor arising out of this Agreement; and (c) all costs and expenses incurred by Secured Party in protecting or enforcing its rights under this Agreement with interest from the date incurred at Secured Party's applicable loan rate on the date incurred, including, to the extent permitted by law, attorneys' fees and legal costs and expenses.
4.   DEBTOR'S DUTIES REGARDING COLLATERAL.
     4.1 Prohibition on Disposition of Collateral by Debtor. DEBTOR SHALL NOT SELL, STORE OFF-FARM, LEASE OR OTHERWISE DISPOSE OF ANY COLLATERAL EXCEPT AS FOLLOWS:
          a) Subject to any restrictions stated in an addendum to this Agreement and to Secured Party's continuing security interest in all proceeds and accounts arising from permitted disposition of Collateral, Debtor, before default, may in a commercially reasonable manner, (1) market milk, (2) market eggs, and (3) use feed, crops and products of crops as feed for Debtor's livestock and poultry; or b) as specifically authorized in writing signed by Secured Party or in an addendum to this Agreement, Secured Party reserves the right, in its sole discretion, to revoke or modify any permission given Debtor to dispose of Collateral.
     4.2 Ownership Warranty. Debtor warrants that Debtor is the absolute owner of all Collateral free of all interests, liens, encumbrances, options and security interests except: (a) Secured Party's security interest and (b) those disclosed to Secured Party and Debtor in writing.
     4.3 Residence and Location. Debtor's residence (if Debtor is a Registered Organization, the State of Organization) is in the state shown above Debtor's signature. The Debtor has provided the Secured Party with information concerning the location of the Collateral and the Debtor warrants to the Secured Party that such information is true, accurate, and complete. Except with the prior written consent of the Secured Party, the Debtor shall not remove any Collateral from any location as provided to the Secured Party. Debtor shall immediately inform Secured Party in writing of any change in Debtor's address or the location of the Collateral.
     4.4 Records and Reports. Debtor shall keep permanent records of all material information on the acquisition, maintenance, identification and disposition of all Collateral in a form acceptable to Secured Party. Secured Party shall have the right to examine and copy these records at reasonable times and places. Debtor's records are kept at Debtor's present residence and shall not be removed from the state of Debtor's present residence. Debtor agrees to furnish Secured Party with written reports on the Collateral with content and at times as Secured Party may reasonably request.
     4.5 Maintenance of Collateral. Debtor shall: (a) care for the Collateral in accordance with good agricultural practices and not permit its value to be impaired; (b) keep it free from all liens, encumbrances and security interests (other than those created or expressly permitted by this Agreement); (c) defend it against all claims and legal proceedings by persons other than Secured Party; (d) pay and discharge when due all taxes, license fees, levies and other charges upon it; (e) not permit it to become a fixture or an accession to other goods except as specifically authorized in a writing signed by Secured Party; and (f) not permit it to be used in violation of any law, regulation or policy of insurance. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.
     4.6 Insurance. Debtor shall keep all Collateral and Secured Party's interest in it insured under policies with provisions, coverages, amounts and by insurance satisfactory to Secured Party. At Secured Party's request, Secured Party shall be specifically named in an appropriate union or standard mortgage clause endorsed on the policy. Debtor assigns and directs any insurer to apply to Secured Party the proceeds of this insurance and all premium refunds. Secured Party shall have the option to apply the proceeds and refunds to any of the Obligations, whether or not due, or to restoration of the Collateral, returning any excess to Debtor. Secured Party is authorized, in the name of the Debtor or otherwise, to make, adjust and settle claims under any credit insurance financed by Secured Party or any insurance on the Collateral and to cancel the insurance after the occurrence of an event of Default.
     4.7 Inspection. Debtor shall permit and assist Secured Party to verify and inspect the Collateral wherever located at reasonable times.


     THIS AGREEMENT INCLUDES ALL THE PROVISIONS ON ADDITIONAL PAGES OF THIS AGREEMENT. BY SIGNING, DEBTOR ACKNOWLEDGES THAT DEBTOR HAS READ ALL OF THESE PROVISIONS AND HAS RECEIVED AN EXACT COPY OF THIS AGREEMENT.

Debtor's State(s) of Residence of Organization:  Minnesota
                                                --------------------------------
Dated:      December 12, 2001
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CORN-er Stone Farmers' Cooperative
a Minnesota Cooperative


__________________________________________         _____________________________
By: Norman Smeenk, President                   By: LeRoy Fick, Treasurer

SECURITY AGREEMENT (Page 2 of 3)
5.   DEFAULT.
     5.1 Default by Debtor. Each of the following constitutes a default under this Agreement by Debtor ("Default"): (a) Failure to pay when due any principal, interest, advances, late charges, costs, attorneys' fees or other charges incurred on any of the Obligations; (b) The sale or other disposition of any of the Collateral when it is not authorized by this Agreement; (c) Failure to perform or observe any warranty, agreement or obligation contained in this Agreement or in any mortgage, deed of trust, security agreement, loan application or any evidence of or document relating to any of the Obligations; (d) Any warranty or information given to Secured Party in connection with this Agreement or any of the Obligations is false in any material respect when made; (e) Loss, theft, substantial damage, destruction or encumbrance of any of the Collateral or the making of any levy, seizure or attachment against it; (f) The acceleration of the maturity of Debtor's indebtedness to any other creditor; (g) The death, dissolution or termination of existence, insolvency, business failure, appointment of a receiver for any property, assignment for the benefit of creditors, the commencement of any proceeding under any bankruptcy or insolvency laws, of, by, or against Debtor or any guarantor or surety of Debtor; (h) Failure of any of Debtor's account debtors or obligors to make payment when due or to honor Secured Party's security interest; (i) The occurrence of any event when causes Secured Party in good faith to believe that the Obligations are inadequately secured or the prospect of payment, performance or realization on the Collateral is impaired; (j) A default under any lease executed by Debtor under which the Secured Party is the lessor or a default under any other loan or lease that any Debtor has with either the Secured Party's parent association or any subsidiaries of the Secured Party's parent association.
     5.2 Secured Party's Remedies. Secured Party, in addition to other rights and remedies provided in this Agreement or in any evidence of or document associated with the Obligations or provided by law, may do any one or more of the following if a Default occurs under Section 5.1: (a) Declare any or all Obligations immediately due and payable;
          (b) Refuse to make advances under any commitment; (c) Exercise all rights and remedies of a secured party under the Uniform Commercial Code; (d) Without notice to the Debtor or judicial process, peaceably enter upon any premises where the Collateral is located, take possession of all or any part of it, and remove it from the premises;
          (e) Require Debtor at Debtor's expense to assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designed by Secured Party which is reasonably convenient to both parties; (f) Sell, lease or otherwise dispose of all or any part of the Collateral, without notice to Debtor except as required by law, in one, or more parcels at public or private proceedings on such terms as Secured Party may deem commercially reasonably; (g) Occupy and use the Debtor's premises, pasturage, feed troughs and water to care for livestock Collateral;
          (h) Crops are perishable and may decline rapidly in value and Secured Party at Debtor's expense may protect, cultivate, harvest, thresh and combine crops and sell them at private sale; (i)Apply the proceeds of Debtor's Association stock and participation certificates to the Obligations in such order and at such times as Secured Party shall determine; (j) Require Debtor to reimburse Secured Party out of proceeds from the disposition of Collateral or otherwise for expenses incurred by Secured Party in protecting or enforcing its rights under this Agreement. These expenses include the expenses of retaking, holding, preparing for sale or other disposition, and selling or dispensing of the Collateral and, to the extent not prohibited by law, attorneys' fees and legal expenses. Secured Party may charge these expenses to any of the Obligations and Debtor shall pay them upon demand with interest from the date incurred at the rate in effect on the date incurred on the applicable Obligation. After deduction of these expenses, Secured Party may apply the proceeds of disposition to the Obligations in the order and amounts it elects; (k) If there is any security or collateral other than the collateral described in this Agreement for any of the Obligations, then Secured Party may proceed upon the Collateral and the other security and collateral either concurrently or separately, in any order it chooses.
     5.3 Commercially Reasonable. In addition to other means which are commercially reasonable: (a) commercially reasonable notice is written notice sent to any address of Debtor given by Debtor to Secured Party in conjunction with this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of Collateral; and (b) commercially reasonable means of disposition of livestock include a sale through a livestock market and through a licensed livestock sales company.
6.   MISCELLANEOUS PROVISIONS.
     6.1 True Information. Debtor warrants that all information, statements and warranties given by or on behalf of Debtor to Secured Party in connection with this Agreement or the Obligations are true and correct.
     6.2 Collections. (a) At any time Secured Party may, and Debtor shall upon request, notify Debtor's account debtors and obligors on Instruments to make payment directly to Secured Party. Secured Party may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors and obligors. Unless this notification is given, Debtor, as agent of Secured Party, shall collect accounts and instruments, (b) When required by Secured Party, all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Secured Party, shall not be commingled with any other funds or property of Debtor and shall be turned over to Secured Party in precisely the form received (but endorsed by Debtor, if necessary for collection) not later than the third business day following the date of receipt. All proceeds of Collateral received by Secured Party directly or from Debtor shall be applied against the Obligations in such order and at such times as Secured Party shall determine.
     6.3 Maintenance of Security Interest. To the extent permitted by law, Debtor shall pay all expenses, and upon request take any action reasonably deemed advisable by Secured Party, to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, preserve, enforce or terminate Secured Party's rights and interests under this Agreement.
     6.4 Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to act for Debtor will full authority in the place and name of Debtor to take action and to execute any instrument which the Secured Party may deem advisable to accomplish the purposes of this Agreement, including authority: (a) to endorse, collect, sue for, compromise and receive any drafts, instruments, documents or moneys due in connection with the Collateral; (b) to file any claims or take any action or institute any proceedings which Secured Party may deem desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; (c) to disburse funds including paying insurance premiums, taxes, liens, and other costs of preserving the Collateral; and (d) to establish, determine priority of, perfect, continue perfected, preserve, enforce or terminate Secured Party's rights and interests under this Agreement. Secured Party may charge its expenses of doing so to any of the Obligations and Debtor shall pay them upon demand with interest from the date incurred at the rate in effect on the date incurred on the applicable Obligation.
     6.5 Unauthorized Disposition and False Statements. Debtor understands that the unauthorized disposition of Collateral or making a false statement or report to Secured Party in connection with a loan could result in civil and criminal consequences to Debtor (Federal Statutes 18 U.S.C. 858, 1014).
     6.6 Waiver. The failure or delay of Secured Party to enforce any right shall not be construed as a waiver of the right. Secured Party's waiver of any default shall not constitute a wavier of any prior or subsequent default. Secured Party waives only those rights specified in writing by Secured Party. The provisions of this Agreement shall not be modified or waived by any course of dealing or trade usage.

SECURITY AGREEMENT (Page 3 of 3)
     6.7 Secured Party Not Liable. Secured Party has no duty to exercise or to withhold the exercise of any of the rights and powers expressly or implicitly granted to it in this Agreement and shall not be responsible for any failure to do so or delay in doing so. Secured Party has no duty to protect, insure, or realize upon the Collateral. Debtor releases Secured Party from all liability for any act or omission relating to the Obligations, the Collateral or this Agreement except Secured Party's willful misconduct.
     6.8 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as financing statement.
     6.9 Persons Bound. Each person signing this Agreement, other than the Secured Party, is a Debtor. The Obligations of all Debtors are joint and several, and all Debtors hereby acknowledge receipt of all proceeds of the Loan. This Agreement benefits Secured Party, its successors and assigns. This Agreement binds the Debtor, the Debtor's heirs, person representatives, successors and assigns, and all persons who become bound as a Debtor under this Agreement.
     6.10 Agency. Until Secured Party is prospectively notified in writing by Debtor to the contrary, Secured Party may rely upon the following: (a) If Debtor is two or more individuals, the act or signatures of any one of them shall bind them all; (b) If Debtor is a partnership, each partner is fully authorized to act for the partnership in all matters governed by this Agreement; (c) If Debtor is a corporation, each officer is fully authorized individually to act for and bind the corporation in all matters governed by this Agreement.
     6.11 Cumulative Right. All rights and remedies of Secured Party in this Agreement are cumulative and are in addition to other rights and remedies given in this Agreement or in any evidence of or document associated with the Obligations or provided by law.
     6.12 Termination. This Agreement shall not be made null and void because at any particular time there is no outstanding secured Obligation and no commitment to lend money, if at the time the parties are contemplating additional loans or advances. It shall continue in effect for all Obligations to Secured Party arising prior to the filling of record of a UCC Termination Statement covering all Collateral. Debtor instructions Secured Party not to file a UCC Termination Statement until requested by Debtor.
     6.13 Interpretation. This Agreement shall be governed by the laws of the state in which Secured Party's office originating the credit is located. In this Agreement, "including" means "including but not limited to" and indicates an illustrative incomplete listing.
     6.14 Wisconsin Performance Deposit. If Debtor has and exercises a right to redeem any Collateral under Section 425.208, Wisconsin Statutes, the performance deposit tendered by Debtor shall no bear interest while held by Secured Party.
     6.15 Public Filings. The Debtor hereby authorizes the Secured Party to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Secured Party, in its sole discretion, may determine. The Debtor hereby also authorizes the Secured Party to file all effective financing statements describing the Collateral pursuant to 7 U.S.C. Section 1631, and all amendments thereto, in any offices as the Secured Party, in its sole discretion, may determine.
     6.16 Government Program Payments. If the Collateral includes federal or state government program entitlements or payments, the Debtor shall execute and deliver to the Secured Party all assignments, transfers, and other documents required by the Secured Party to transfer, convey and assign to the Secured Party all such federal and state government program entitlements, payments, right to payment whether or not earned by performance, accounts, general intangibles, and benefits.
     6.17 Uniform Commercial Code. All terms in this Agreement that are defined in the Uniform Commercial Code, as enacted in the state in which the Secured Party's office originating the Loan is located and as amended from time to time ("UCC"), shall have the meanings set forth in the UCC. The meaning of a term hereunder shall automatically change on the effective date of each amendment to the definition of such term in the UCC.
     6.18 Debtor Name. For each Debtor that is not an individual, the legal name of each such Debtor is as set forth in the Note or an addendum thereto, or in this Agreement. No Debtor has used any trade name, assumed name, or other name except those set forth in the Note or an addendum thereto, or in this Agreement. The Debtor shall give the Secured Party written notice at least 30 days before the date of (1) any change in any Debtor's name or (2) any use by any Debtor of another name.
     6.19 Registered Organization. If any Debtor is a Registered Organization, as that term is defined in the UCC, all information provided by such Debtor to the Secured Party concerning the state of organization for such Debtor is true, accurate, and complete. No Debtor shall change its state or organization without the prior written consent of the Secured Party. Debtor shall provide the Secured Party with written notice at least 30 days before the date any Debtor takes any action to change its state of organization.
     6.20 Addresses of Debtor. If any Debtor is an individual or an entity that is not a Registered Organization, all information provided by the Debtor to the Secured Party concerning the address of an individual Debtor's residence or the address of the chief executive officer of an entity that is not a Registered Organization is true, accurate and complete. No individual Debtor shall change that address of residence without providing written notice to the Secured Party at least 30 days before the effective date of such address change. No Debtor that is an entity that is not a Registered Organization shall change that address of the chief executive officer without providing written notice to the Secured Party at least 30 days before the effective date of such address change.
     6.21 Purchase Money Security Interests. To the extent that the Debtor uses proceeds of the Loans extended by the Secured Party to purchase Collateral, Debtor's repayment of the Loan shall apply on a "first-in-first-out" basis so that the portion of the Loan used to purchase a particular item of the Collateral shall be paid in the chronological order the Debtor purchased the Collateral.
     6.22 Reporting. The Secured Party, its agents, successors and assigns may report Debtor's names and information regarding this Loan and all of Debtor's past and future loans to credit reporting agencies.
     6.23 Authorization for Access to Information. Debtor acknowledges and agrees that the verification or reverification of any information, whether contained in the Debtor's loan application or in any other manner supplied by the Debtor to the Secured Party in connection therewith, may be made at any time by the Secured Party, its agents, successors or assigns, either directly or through a credit reporting agency, from any source whether named in the Debtor's loan application or otherwise provided to the Secured Party by the Debtor.

                                   Exhibit A
Attachment to: Exhibit to Security Agreement Description of Collateral - General
                            Dated: December 12, 2001


Debtor assigns, pledges and transfers to Secured Party as Collateral the following property:

All of Debtor's interest, now owned or hereafter acquired, in Husker Ag Processing, LLC. including without limitation, Debtor's member's interest therein, and all distributions and proceeds of the foregoing.

All Debtor's rights to receive payments, direct or indirect, from the sale of ethanol, distillers grains and other ethanol co-products.

All proceeds from Debtors rights to receive "holdback" payments from corn delivery.